UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2022

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2022, Onconova Therapeutics, Inc. (the “Company”) appointed Mark Guerin, as Chief Operating Officer in addition to his current role as Chief Financial Officer. Mr. Guerin has served in numerous roles at the Company since he joined in September 2013 following the Company’s initial public offering and has served as the Company’s Chief Financial Officer since September 1, 2016.

In connection with Mr. Guerin’s appointment, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved (i) an adjustment of Mr. Guerin’s base salary to $475,000 per year, (ii) a stock option award to purchase 50,250 shares of the Company’s common stock (the “Options”) and (iii) a restricted stock unit award covering 16,500 shares of the Company’s common stock (the “RSUs”) pursuant to the Onconova Therapeutics, Inc. 2021 Incentive Compensation Plan (the “2021 Plan”). Mr. Guerin and the Company also entered into an amendment to Mr. Guerin’s employment agreement with the Company (the “Amendment”), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Options will vest over three years, one-third on the first anniversary of the date of grant and thereafter in 24 equal monthly installments over the following two years, subject to Mr. Guerin’s continued employment or service through the applicable vesting dates and subject to the terms and conditions of the Company’s form of nonqualified stock option award agreement and the 2021 Plan.

The RSUs will vest 33% on the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant, subject to Mr. Guerin’s continued employment or service through the applicable vesting dates and subject to the terms and conditions of the Company’s form of restricted stock unit agreement and the 2021 Plan.

On June 10, 2022, Abraham N. Oler, Senior Vice President, Corporate Development and General Counsel, notified the company of his resignation effective June 17, 2022 to pursue an opportunity outside the biotechnology sector. The Company waived the notice period required under his employment agreement and thanked Mr. Oler for his contributions to the Company.

Item 7.01. Regulation FD Disclosure.

On June 13, 2022, the Company issued a press release announcing the appointment of Mr. Guerin to the Chief Operating Officer position in addition to his current role as the Chief Financial Officer, the appointment of Dr. Makovski Silverstein as Senior Director and Head of Corporate Development and the resignation of Mr. Oler. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Employment Agreement Amendment between Onconova Therapeutics, Inc. and Mark Guerin dated June 10, 2022

99.1	Press Release dated June 13, 2022

104.1	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2022	Onconova Therapeutics, Inc.

	By:	/s/ MARK GUERIN
Name: Mark Guerin
Title: Chief Operating Officer and Chief Financial Officer